EXHIBIT 11


                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             For the Three Months Ended September 30
                                     ---------------------------------------------------------------------------------------
                                                       1995                                             1994
                                     -----------------------------------------       ---------------------------------------
                                                                 FULLY                                          FULLY
                                          PRIMARY               DILUTED                    PRIMARY             DILUTED
                                     --------------------  --------------------       ------------------   -----------------
Equivalent shares:
Average shares outstanding                 141,724,542           141,724,542                139,842,907         139,842,907
Additional shares due to:
      Stock options                            626,211               695,040                    874,550             875,771
      Warrants                               3,369,372             3,460,927                  3,456,170           3,456,170
      Dual convertible preferred stock      16,033,994            16,033,994                 16,033,994          16,033,994
                                     --------------------  --------------------       -------------------- -----------------
Total equivalent shares                    161,754,119           161,914,503                160,207,621         160,208,842
                                     --------------------  --------------------       -------------------- -----------------

Earnings per share
Net income                                    $177,360              $177,360                   $163,893            $163,893
Less: Preferred stock dividends                 (2,463)               (2,463)                    (2,463)             (2,463)
                                     --------------------  --------------------       -------------------- -----------------
Adjusted net income                           $174,897              $174,897                   $161,430            $161,430
                                     --------------------  --------------------       -------------------- -----------------

Total equivalent shares                    161,754,119           161,914,503                160,207,621         160,208,842
                                     --------------------  --------------------       -------------------- -----------------

Earnings per share on net income                 $1.08                 $1.08                      $1.01               $1.01
                                     --------------------  --------------------       -------------------- -----------------

                                                                      EXHIBIT 11

                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             For the Nine Months Ended September 30
                                     ---------------------------------------------------------------------------------------
                                                       1995                                             1994
                                     -----------------------------------------       ---------------------------------------
                                                                 FULLY                                          FULLY
                                          PRIMARY               DILUTED                    PRIMARY             DILUTED
                                     --------------------  --------------------       ------------------   -----------------
Equivalent shares:
Average shares outstanding                 140,897,668           140,897,668                140,750,735         140,750,735
Additional shares due to:
      Stock options                            542,738               766,098                    868,108             927,822
      Warrants                               3,165,649             3,460,927                  3,384,674           3,450,831
      Dual convertible preferred stock      16,033,994            16,033,994                 16,033,994          16,033,994
                                     --------------------  --------------------       -------------------- -----------------
Total equivalent shares                    160,640,049           161,158,687                161,037,511         161,163,382
                                     --------------------  --------------------       -------------------- -----------------

Earnings per share
Net income                                    $513,685              $513,685                   $447,741            $447,741
Less: Preferred stock dividends                 (7,390)               (7,390)                   (12,658)            (12,658)
                                     --------------------  --------------------       -------------------- -----------------
Adjusted net income                           $506,295              $506,295                   $435,083            $435,083
                                     --------------------  --------------------       -------------------- -----------------

Total equivalent shares                    160,640,049           161,158,687                161,037,511         161,163,382
                                     --------------------  --------------------       -------------------- -----------------

Earnings per share on net income                 $3.15                 $3.14                      $2.70               $2.70
                                     --------------------  --------------------       -------------------- -----------------